Exhibit 19.2

                            Ford Motor Credit Company
                       Ford Credit Auto Owner Trust 1999-B
                            Monthly Servicing Report

       Collection Period                                              May, 1999
       Distribution Date                                                6/15/99

                                                                   Dollar Amount
       Total Portfolio                                      $  3,300,007,013.35
       Total Securities                                        3,211,800,000.00
       Class A-1 Notes                                           476,000,000.00
       Class A-2 Notes                                           350,000,000.00
       Class A-3 Notes                                         1,039,000,000.00
       Class A-4 Notes                                           610,650,000.00
       Class A-5 Notes                                           250,000,000.00
       Class A-6 Notes                                           250,000,000.00
       Class B Notes                                             110,200,000.00
       Class C Certificates                                       62,975,000.00
       Class D Certificates                                       62,975,000.00

       I. COLLECTIONS
       Interest:
       Simple Interest Receivables Interest
            Interest Collections                            $     15,416,193.29
            Repurchased Loan Proceeds Related to Interest              4,999.21
                 Total Simple Interest Receivables Interest       15,421,192.50
       Pre Computed Receivables Interest Collections                 635,332.38
                 Total Interest Collections                       16,056,524.88

       Servicer Advances:
            Simple Interest Servicer Advances               $      3,625,901.05
            Precomputed Servicer Advances - Principal                351,121.20
            Precomputed Servicer Advances - Interest                  70,879.42
                 Total Servicer Advances                           4,047,901.67

       Principal:
       'Simple Interest Receivables Principal
            Principal Collections                           $     62,748,052.20
            Prepayments in Full                                   31,501,359.59
            Repurchased Loan Proceeds Related to Principal         1,208,075.86
            Other Refunds Related to Principal                        24,315.35
                 Total Simple Interest Receivables Principal 95,481,803.00 Pre Computed Receivables Principal
            Principal Collections                           $      3,340,073.65
            Prepayments in Full                                    3,470,321.90
            Prepayments in Full Due to Administrative Repurchases      8,244.58
            Payahead Draws                                           191,488.80
                 Total Pre Computed Receivables Principal          7,010,128.93
       Liquidation Proceeds                                              656.61
       Recoveries from Prior Month Charge-Offs                             0.00
                 Total Principal Collections                     102,492,588.54
       Principal Losses for Collection Period                         77,366.25
                 Total Regular Principal Reduction               102,920,419.38

       Total Collections                                    $    122,597,015.09

                                                                          Amount
                                                                      Per $1,000
                                                                     of Original
       II. DISTRIBUTIONS                                     Amount   Principal






       Total Collections                           $ 122,597,015.09  $    38.17
       Reserve Account Release                                 0.00        0.00
       Reserve Account Draw                                    0.00        0.00
       Total Available for Distribution              122,597,015.09       38.17

       Servicing Fee:
       Servicing Fee Due                           $   2,750,005.84  $     0.86
       Servicing Fee Paid                              2,750,005.84        0.86
       Servicing Fee Shortfall                                 0.00        0.00

       Interest:
       Class A-1 Notes Monthly Interest
            Class A-1 Notes Monthly Interest Due   $   1,316,404.44  $     2.77
            Class A-1 Notes Monthly Interest Paid      1,316,404.44        2.77
            Class A-1 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-1 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-1 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-2 Notes Monthly Interest
            Class A-2 Notes Monthly Interest Due   $     994,388.89  $     2.84
            Class A-2 Notes Monthly Interest Paid        994,388.89        2.84
            Class A-2 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-2 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-2 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-3 Notes Monthly Interest
            Class A-3 Notes Monthly Interest Due   $   2,999,535.28  $     2.89
            Class A-3 Notes Monthly Interest Paid      2,999,535.28        2.89
            Class A-3 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-3 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-3 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-4 Notes Monthly Interest
            Class A-4 Notes Monthly Interest Due   $   1,869,267.50  $     3.06
            Class A-4 Notes Monthly Interest Paid      1,869,267.50        3.06
            Class A-4 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-4 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-4 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-5 Notes Monthly Interest
            Class A-5 Notes Monthly Interest Due   $     779,791.67  $     3.12
            Class A-5 Notes Monthly Interest Paid        779,791.67        3.12
            Class A-5 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-5 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-5 Notes Int. Carryover Shortfall    0.00        0.00

       Class A-6 Notes Monthly Interest
            Class A-6 Notes Monthly Interest Due   $     790,347.22  $     3.16
            Class A-6 Notes Monthly Interest Paid        790,347.22        3.16
            Class A-6 Notes Monthly Interest Shortfall         0.00        0.00
            Class A-6 Notes Interest Carryover Shortfall       0.00        0.00
            Chg in Class A-6 Notes Int. Carryover Shortfall    0.00        0.00

       Class B Notes Monthly Interest
            Class B Notes Monthly Interest Due     $     358,272.44  $     3.25
            Class B Notes Monthly Interest Paid          358,272.44        3.25
            Class B Notes Monthly Interest Shortfall           0.00        0.00
            Class B Notes Interest Carryover Shortfall         0.00        0.00
            Chg in Class B Notes Int. Carryover Shortfall      0.00        0.00







       Total Note Monthly Interest
            Total Note Monthly Interest Due        $   9,108,007.44  $     2.95
            Total Note Monthly Interest Paid           9,108,007.44        2.95
            Total Note Monthly Interest Shortfall              0.00        0.00
            Total Note Interest Carryover Shortfall            0.00        0.00
            Chg in Total Note Int. Carryover Shortfall         0.00        0.00

       Class C Certificates Monthly Interest
            Class C Cert. Monthly Interest Due     $     221,024.76  $     3.51
            Class C Cert. Monthly Interest Paid          221,024.76        3.51
            Class C Cert. Monthly Interest Shortfall           0.00        0.00
            Class C Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class C Cert. Int. Carryover Shortfall      0.00        0.00

       Class D Certificates Monthly Interest
            Class D Cert. Monthly Interest Due     $     265,894.44  $     4.22
            Class D Cert. Monthly Interest Paid          265,894.44        4.22
            Class D Cert. Monthly Interest Shortfall           0.00        0.00
            Class D Cert. Interest Carryover Shortfall         0.00        0.00
            Chg in Class D Cert. Int. Carryover Shortfall      0.00        0.00

       Total Note and Certificate Monthly Interest
            Total Note and Cert. Mthly Int. Due    $   9,594,926.64  $     2.99
            Total Note and Cert. Mthly Int. Paid       9,594,926.64        2.99
            Total Note and Cert. Mthly Int. Shortfall          0.00        0.00
            Total Note and Cert. Int. Carryover Shortfall      0.00        0.00
            Change in Total Note and Certificate Interest
                 Carryover Shortfall               $           0.00  $     0.00

       Total Available for Principal Distribution  $ 110,252,082.61

       Principal:
       Principal Distribution Amounts
            First Priority Distribution Amount     $           0.00  $     0.00
            Second Priority Distribution Amount       33,311,199.01       10.37
            Regular Principal Distribution Amount    792,688,800.99      246.81
                 Principal Distribution Amount       826,000,000.00      257.18

       Principal Distribution Amounts Paid
            Class A-1 Notes Monthly Principal Paid $ 110,252,082.61  $   231.62
            Class A-2 Notes Monthly Principal Paid             0.00        0.00
            Class A-3 Notes Monthly Principal Paid             0.00        0.00
            Class A-4 Notes Monthly Principal Paid             0.00        0.00
            Class A-5 Notes Monthly Principal Paid             0.00        0.00
            Class A-6 Notes Monthly Principal Paid             0.00        0.00
            Class B Notes Monthly Principal Paid               0.00        0.00
                 Total Note Principal Paid           110,252,082.61       35.73

            Class C Cert. Monthly Principal Paid   $           0.00  $     0.00
            Class D Cert. Monthly Principal Paid               0.00        0.00
                 Total Monthly Principal Paid        110,252,082.61       34.33

       Collections Released to Servicer            $           0.00

       Total Available for Distribution            $ 122,597,015.09
       Total Distributions (incl. Servicing Fee)   $ 122,597,015.09

       III. POOL BALANCE AND PORTFOLIO INFORMATION
       Balances and Pool Factors:                  Beginning             Ending
            Aggregate Balance of Notes   $  3,085,850,000.00 $ 2,975,597,917.39






            Note Pool Factor                       1.0000000          0.9642717
            Class A-1 Notes Balance           476,000,000.00     365,747,917.39
            Class A-1 Notes Pool Factor            1.0000000          0.7683780
            Class A-2 Notes Balance           350,000,000.00     350,000,000.00
            Class A-2 Notes Pool Factor            1.0000000          1.0000000
            Class A-3 Notes Balance         1,039,000,000.00   1,039,000,000.00
            Class A-3 Notes Pool Factor            1.0000000          1.0000000
            Class A-4 Notes Balance           610,650,000.00     610,650,000.00
            Class A-4 Notes Pool Factor            1.0000000          1.0000000
            Class A-5 Notes Balance           250,000,000.00     250,000,000.00
            Class A-5 Notes Pool Factor            1.0000000          1.0000000
            Class A-6 Notes Balance           250,000,000.00     250,000,000.00
            Class A-6 Notes Pool Factor            1.0000000          1.0000000
            Class B Notes Balance             110,200,000.00     110,200,000.00
            Class B Notes Pool Factor              1.0000000          1.0000000
            Class C Certificates Balance       62,975,000.00      62,975,000.00
            Class C Certificates Pool Factor       1.0000000          1.0000000
            Class D Certificates Balance       62,975,000.00      62,975,000.00
            Class D Certificates Pool Factor       1.0000000          1.0000000
            Total Note and Cert. Balance    3,211,800,000.00   3,101,547,917.39
       Portfolio Information:
            Wtd Average Coupon (WAC)                    7.17%              7.17%
            Wtd Average Remaining Maturity (WAM)       44.69              43.78
            Remaining Number of Receivables          246,373            242,973
            Portfolio Receivable Balance $  3,300,007,013.35 $ 3,197,086,593.97

       IV. OVERCOLLATERALIZATION INFORMATION
       Specified Overcollateralization Amount               $     15,470,830.87
       Specified Credit Enhancement Amount                        31,970,865.94
       Yield Supplement Overcollateralization Amount             144,547,792.98
       Target Level of Overcollateralization                     160,018,623.85

       V. RECONCILIATION OF RESERVE ACCOUNT
       Beginning Reserve Account Balance                    $              0.00
       Specified Reserve Account Balance                          16,500,035.07
            Reserve Release Amount                                         0.00
       Reserve Account Draws                                               0.00
            Interim Reserve Account Balance                                0.00
       Reserve Account Deposits Made                              16,500,035.07
       Ending Reserve Account Balance                             16,500,035.07
       Change in Reserve Account Balance                          16,500,035.07

       VI. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
       Liquidated Contracts:
            Liquidation Proceeds                            $            656.61
            Recoveries from Prior Month Charge-Offs                        0.00
       Total Losses for Collection Period                             77,540.75
       Charge-off Rate for Collection Period (annualized)                  0.03%
       Cumulative Net Losses for all Periods                          76,884.14
       Delinquent Receivables:
            31-60 Days Delinquent                           $        453,024.77
            61-90 Days Delinquent                                     80,760.99
            91-120 Days Delinquent                                   153,397.87
            Over 120 Days Delinquent                                  30,882.48
       Repossesion Inventory                                $         89,616.25

       Ratio of Net Losses to the Average Pool Balance:
            Second Preceding Collection Period                           0.0000%
            Preceding Collection Period                                  0.0000%
            Current Collection Period                                    0.0284%






            Three Month Average                                          0.0000%
       Ratio of 60+ Delinquent Contracts to Outstanding Receivables
            Second Preceding Collection Period                           0.0000%
            Preceding Collection Period                                  0.0000%
            Current Collection Period                                    0.0082%
            Three Month Average                                          0.0000%